                                                                Exhibit 23.1













                                   March 13, 1995







Board of Directors
First Independence Corporation
Myrtle and 6th Streets
Independence, Kansas  67301-0947

Gentlemen:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,


                              /s/SILVER, FREEDMAN & TAFF, L.L.P.


                              SILVER, FREEDMAN & TAFF, L.L.P.